CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Delaware Group® Adviser Funds of our report dated June 9, 2023, relating to the financial statements and financial highlights, which appears in Delaware Ivy Core Bond Fund's Annual Report on Form N-CSR for Ivy Funds for the year ended March 31, 2023. We also consent to the references to us under the headings "Independent Registered Public Accountants" and "Financial Highlights" in such Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
February 29, 2024